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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              October 25, 2005


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


802 North First Street, St. Louis, Missouri                      63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

  On October 25, 2005, President Casinos, Inc. (the "Company") announced that Columbia Sussex, Inc. ("Sussex") has notified the Company that Sussex has withdrawn its application for licensure with the Missouri Gaming Commission. In its notification, Sussex cited its belief that any further efforts to obtain its license would be futile. As a result, Sussex has notified the Company that Sussex would be unable to satisfy the conditions to closing set forth in the sales contract for the proposed purchase by Sussex of the Company's St. Louis casino operations.

  On October 7, 2004 Sussex was the winning over-bidder for the Company's St. Louis casino operations at an auction conducted under the terms of Section 363 of the United States Bankruptcy Code. The agreement was for a purchase price of $57.0 million, subject to certain closing adjustments and had been approved by the United States Bankruptcy Court for the Eastern District of Missouri. The sale was also contingent upon licensing approval of Sussex by the Missouri Gaming Commission. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated by reference herein.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRESIDENT CASINOS, INC.


Date:     October 25, 2005             By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer

                                EXHIBIT INDEX


  Exhibit
   Number      Description

   99.1        Press Release dated October 25, 2005, issued by
               President Casinos, Inc.